EXHIBIT 10.2









                                   AGREEMENT


                                  dated as of


                                 July 18, 1999


                                    between


                    QWEST COMMUNICATIONS INTERNATIONAL INC.


                                      and


                              GLOBAL CROSSING LTD.







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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE
                                                                           ----

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions...................................................2

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF QWEST

SECTION 2.01.  Corporate Existence and Power.................................2
SECTION 2.02.  Corporate Authorization.......................................3
SECTION 2.03.  Governmental Authorization....................................3
SECTION 2.04.  Noncontravention..............................................3
SECTION 2.05.  Ownership of Frontier Shares..................................3

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF GLOBAL

SECTION 3.01.  Corporate Existence and Power.................................3
SECTION 3.02.  Corporate Authorization.......................................4
SECTION 3.03.  Governmental Authorization....................................4
SECTION 3.04.  Noncontravention..............................................4
SECTION 3.05.  Ownership of U S WEST Shares..................................4

                                   ARTICLE 4
                               COVENANTS OF QWEST

SECTION 4.01.  Certain Actions...............................................4
SECTION 4.02.  Capacity Agreement............................................5
SECTION 4.03.  Further Agreements............................................6

                                   ARTICLE 5
                              COVENANTS OF GLOBAL

SECTION 5.01.  Certain Actions...............................................6
SECTION 5.02.  Amendment of the U S WEST Agreements..........................7







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                                                                           PAGE
                                                                           ----

                                   ARTICLE 6
                               RELEASE OF CLAIMS

SECTION 6.01.  Release.......................................................8

                                   ARTICLE 7
                                  TERMINATION

SECTION 7.01.  Termination...................................................8

                                   ARTICLE 8
                                 MISCELLANEOUS

SECTION 8.01.  Specific Performance..........................................9
SECTION 8.02.  Notices.......................................................9
SECTION 8.03.  Amendments; No Waivers.......................................10
SECTION 8.04.  Expenses.....................................................10
SECTION 8.05.  Successors and Assigns.......................................10
SECTION 8.06.  Counterparts; Effectiveness..................................10
SECTION 8.07.  Entire Agreement.............................................10
SECTION 8.08.  Governing Law................................................11
SECTION 8.09.  Jurisdiction.................................................11





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                                   AGREEMENT


     AGREEMENT dated as of July 18, 1999 between Qwest Communications International Inc., a Delaware corporation ("Qwest"), and Global Crossing Ltd., a Bermuda company ("Global").

                                   RECITALS:

     WHEREAS, Global, Frontier Corporation ("Frontier") and GCF Acquisition Corp., a wholly owned subsidiary of Global, are parties to an Agreement and Plan of Merger dated March 16, 1999, as amended by Consent and Amendment No. 1 thereto dated as of May 16, 1999 (the "Frontier Merger Agreement"), relating to the proposed acquisition of Frontier by Global (the "Global Transaction");

     WHEREAS, Global and U S WEST, Inc. ("U S WEST") are parties to an Agreement and Plan of Merger dated as of May 16, 1999 (the "U S WEST Merger Agreement" and, together with the Frontier Merger Agreement, the Global Merger Agreements");

     WHEREAS, on June 13, 1999 Qwest publicly announced that it had made separate offers to acquire Frontier and U S WEST, which offers were subsequently revised on June 23, 1999 (such offers, collectively, the "Qwest Offers");

     WHEREAS, Qwest and U S WEST desire to enter into the business combination (the "Qwest Transaction") pursuant to the Agreement and Plan of Merger dated as of July 18, 1999 between U S WEST and Qwest (the "Qwest Merger Agreement");

     WHEREAS, Qwest and Global recognize the regulatory and other uncertainties in combining the operations of U S WEST and Frontier; and

     WHEREAS, Qwest and Global recognize that each may have legal and other claims against the other.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:








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                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" means, with respect to any Person, any offer or proposal for, or any indication of interest in, a merger or other business combination involving such Person or any subsidiary of such Person or the acquisition of any securities (or direct or indirect rights, warrants or options to acquire any securities) or property of such Person or any subsidiary of such Person.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "beneficial ownership" and "beneficially own" shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF QWEST

     Qwest represents and warrants to Global as of the date hereof that:

     SECTION 2.01. Corporate Existence and Power. Qwest is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental




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licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     SECTION 2.02. Corporate Authorization. The execution, delivery and performance by Qwest of this Agreement are within Qwest's corporate powers and have been duly authorized by all necessary corporate action on the part of Qwest. This Agreement constitutes a valid and binding agreement of Qwest, enforceable against Qwest in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights.

     SECTION 2.03. Governmental Authorization. The execution, delivery and performance by Qwest of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

     SECTION 2.04. Noncontravention. The execution, delivery and performance by Qwest of this Agreement do not and will not (i) violate the certificate of incorporation or bylaws of Qwest, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Qwest under any material agreement or other material instrument binding upon Qwest or by which Qwest or any of its material assets is or may be bound.

     SECTION 2.05. Ownership of Frontier Shares. Other than 100 shares of the common stock, par value $1.00 per share, of Frontier that are beneficially owned by Qwest on the date hereof, Qwest and its subsidiaries do not beneficially own any securities of Frontier.


                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF GLOBAL

     Global represents and warrants to Qwest as of the date hereof that:

     SECTION 3.01. Corporate Existence and Power. Global is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Bermuda and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.




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     SECTION 3.02. Corporate Authorization. The execution, delivery and performance by Global of this Agreement are within Global's corporate powers and have been duly authorized by all necessary corporate action on the part of Global. This Agreement constitutes a valid and binding agreement of Global, enforceable against Global in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights.

     SECTION 3.03. Governmental Authorization. The execution, delivery and performance by Global of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

     SECTION 3.04. Noncontravention. The execution, delivery and performance by Global of this Agreement do not and will not (i) violate the articles of association or bye-laws of Global, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Global under any material agreement or other material instrument binding upon Global or by which Global or any of its material assets is or may be bound.

     SECTION 3.05. Ownership of U S WEST Shares. Global and its subsidiaries do not beneficially own any securities of U S WEST.


                                   ARTICLE 4
                               COVENANTS OF QWEST

     As of the date hereof and during the term of this Agreement, Qwest agrees that:

     SECTION 4.01. Certain Actions. Following the termination of the U S WEST Merger Agreement, Qwest will not, and will not permit its affiliates to (and to the extent Qwest has consent rights in respect of any of the following actions by U S WEST, Qwest will not grant consent to U S WEST to):

          (a) acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase, merger or otherwise, any securities (or direct or indirect rights or options to acquire any securities) of Frontier or any subsidiary thereof, or, except for the purchase of assets




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     in the ordinary course of business, any assets of Frontier or any subsidiary or division thereof;

          (b) make, or take any action to solicit, initiate or encourage, an Acquisition Proposal with respect to Frontier (including, without limitation, by not terminating its current offer with respect to Frontier);

          (c) "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of any securities of Frontier in connection with any vote on any matter with respect to Frontier, or agree or announce its intention to vote with any Person undertaking a "solicitation";

          (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Frontier;

          (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Frontier;

          (f) in any other manner interfere with or seek to impede the Global Transaction;

          (g) disclose any intention, plan or arrangement inconsistent with any of the foregoing;

          (h) assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other Person in doing any of the foregoing; or

          (i) disclose publicly its intent to propose any amendment to this Agreement.

     SECTION 4.02. Capacity Agreement. (a) Qwest agrees to purchase $140 million of capacity from Global on the terms set forth in an agreement in the form of Exhibit C hereto, and in connection therewith, Qwest and Global shall enter into an agreement in the form of Exhibit C hereto simultaneously with entering into this Agreement.

     (b) The parties agree that the agreement pursuant to Section 4.02(a) above and payments provided in Section 2 of the Termination Agreement dated as of the date hereof between Global and U S WEST are in full satisfaction and




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discharge of the obligations of U S WEST under the U S WEST Merger Agreement in respect of the termination fees thereunder as well as all other Claims (as defined in Section 6.01(a)) by Global against U S WEST in respect only of the U S WEST Merger Agreement (and not, for purposes of clarification, in respect of the other agreements listed in Section 8.07 or any other agreements between the parties hereto), all in accordance with the Termination Agreement substantially in the form of Exhibit A hereto.

     SECTION 4.03. Further Agreements. Following the termination of the U S WEST Merger Agreement, Qwest will immediately withdraw and terminate the Qwest Offer for Frontier and Qwest shall not enter into any agreement with Frontier relating to any of the subject matters of the Qwest Offer for Frontier without Global's prior written consent.


                                   ARTICLE 5
                              COVENANTS OF GLOBAL

     As of the date hereof and during the term of this Agreement, Global agrees that:

     SECTION 5.01. Certain Actions. Following the termination of the U S WEST Merger Agreement, Global will not, and will not permit its Affiliates to (and to the extent Global has consent rights in respect of any of the following actions by Frontier, Global will not grant consent to Frontier to):

          (a) acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase, merger or otherwise, any securities (or direct or indirect rights or options to acquire any securities) of U S WEST or any subsidiary thereof, or, except for the purchase of assets in the ordinary course of business, any assets of U S WEST or any subsidiary or division thereof;

          (b) make, or take any action to solicit, initiate or encourage, an Acquisition Proposal with respect to U S WEST;

          (c) "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of any securities of U S WEST in connection with any vote on any matter with respect to U S WEST, or




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     agree or announce its intention to vote with any Person undertaking a
     "solicitation";

          (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of U S WEST;

          (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of U S WEST;

          (f) in any other manner interfere with or seek to impede the Qwest Transaction;

          (g) disclose any intention, plan or arrangement inconsistent with any of the foregoing;

          (h) assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other Person in doing any of the foregoing; or

          (i) disclose publicly its intent to propose any amendment to this Agreement.

     SECTION 5.02. Amendment of the U S WEST Agreements. Simultaneous with the execution and delivery of this Agreement, Global shall enter into (x) a Termination Agreement substantially in the form of Exhibit A hereto and (y) an amendment to the Tender Offer and Purchase Agreement dated as of May 16, 1999 between Global and U S WEST (the "TOP Agreement"), such amendment to be substantially in the form of Exhibit B hereto, and shall not enter into any other agreement with U S WEST relating to any of the subject matters of the U S WEST Merger Agreement or TOP Agreement without Qwest's prior written consent.


                                   ARTICLE 6
                               RELEASE OF CLAIMS

     SECTION 6.01. Release. (a) Qwest, on behalf of itself, its subsidiaries and its and their successors and assigns (hereinafter collectively referred to as the "Qwest Parties"), and Global, on behalf of itself, its subsidiaries and its and their




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successors and assigns (hereinafter collectively referred to as the "Global
Parties"), each mutually release and forever discharge the other, and all persons acting in concert with the other, from all liabilities, rights, duties, claims, causes of action, actions, suits, debts, sums of money, accounts, judgments, damages or demands of any nature whatsoever, legal, equitable or otherwise, known or unknown, contingent or fixed, in whole or in part (hereinafter collectively referred to as the "Claims"), and agree not to sue or to bring any claim, whether in tort, contract or otherwise, in each case directly or indirectly arising from the conduct prior to the date hereof of Qwest, Global or their respective directors, officers, employees or agents in connection with the Global Merger Agreements, the Qwest Offers, the Global Transaction and the Qwest Transaction, it being understood, however, that this release does not apply to any Claim arising out of any failure by Qwest or Global to comply either with the terms of this Agreement (including Exhibit C hereto) or with any commercial agreements between the Qwest Parties and the Global Parties.

     (b) Each of Qwest and Global represents and warrants that it has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action or any part thereof relating to any matter covered by this
Article 6.


                                   ARTICLE 7
                                  TERMINATION

     SECTION 7.01. Termination. The provisions of Articles 4 and 5 of this Agreement shall terminate upon the occurrence of any of the following:

          (a) the written agreement of Qwest and Global to terminate this Agreement; or

          (b) the third anniversary of the date hereof.






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                                   ARTICLE 8
                                 MISCELLANEOUS

     SECTION 8.01. Specific Performance. Each of Qwest and Global agrees that any breach by it of any provision of this Agreement would irreparably injure the other and that money damages would be an inadequate remedy therefor. Accordingly, each of Qwest and Global agrees that the other shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which the other is entitled at law or in equity.

     SECTION 8.02. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

     if to Qwest, to:

          Qwest Communications International Inc.
          700 Qwest Tower
          555 Seventeenth Street
          Denver, Colorado 80202
          Attention: General Counsel
          Telecopy: (303) 992-1044

     with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention:  Dennis S. Hersch, Esq.
          Telecopy: (212) 450-4800

     if to Global, to:

          Global Crossing Ltd.
          Wessex House
          45 Reid Street
          Hamilton HM12 Bermuda
          Attention: James C. Gorton, Esq.
          Telecopy: (441) 296-8606

     with a copy to:




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          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue
          Los Angeles, California 90071
          Attention: Brian J. McCarthy, Esq.
          Telecopy: (213) 687-5600

Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 8.02.

     SECTION 8.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Global and Qwest, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 8.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither of the parties may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto. Except as expressly provided herein, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     SECTION 8.07. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. For purposes of clarification, this Agreement does not supersede agreements related to the U S WEST Merger




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Agreement, including the TOP Agreement as amended by Amendment No. 1 to the TOP
Agreement dated as of the date hereof, the Tender and Voting Agreement, the Voting Agreement and the Standstill Agreement, each dated as of May 16, 1999, and the confidentiality letter between U S WEST and Global dated May 3, 1999.
No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

     SECTION 8.08. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     SECTION 8.09. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, this Agreement may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York County, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notices in Section 8.02 shall be deemed effective service of process on such party.




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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         QWEST COMMUNICATIONS
                                           INTERNATIONAL INC.


                                         By: /s/ Joseph P. Nacchio
                                            --------------------------------
                                            Name:  Joseph P. Nacchio
                                            Title: Chairman and Chief Executive
                                                     Officer


                                         GLOBAL CROSSING LTD.



                                         By: /s/ Robert Annunziata
                                            --------------------------------
                                            Name:  Robert Annunziata
                                            Title: Chief Executive Officer




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